JON D. SAWYER, P.C.
                               ATTORNEYS AT LAW
JON D. SAWYER             1401 17th Street, Suite 460         (303) 295-2355
JAMES P. BECK                Denver, Colorado 80202       FAX (303) 295-2370

                               November 7, 1996
Infinity, Inc.
211 West 14th Street
Chanute, Kansas  66720

Gentlemen:

     We have acted as counsel to Infinity, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 758,000 shares (the "Shares") of its common stock, $.0001 par value (the "Common Stock") for resale to the public. The Shares are to be sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Organization and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares have been duly and validly authorized by the Company and have been duly and validly issued and are fully paid and non-assessable.

     Our opinion is limited to the laws of the State of Colorado, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                  Very truly yours,

                                  JON D. SAWYER, P.C.

                                  By:/s/ Jon D. Sawyer
                                     Jon D. Sawyer